Exhibit 99.1

FOR IMMEDIATE RELEASE

RLI REPORTS FIRST QUARTER 2015 RESULTS

PEORIA, ILLINOIS, April 20, 2015 — RLI Corp. (NYSE: RLI) — RLI Corp. reported first quarter 2015 operating earnings of $22.0 million ($0.50 per share), compared to $24.7 million ($0.57 per share) for the first quarter of 2014.

	First Quarter
Earnings Per Diluted Share	2015	2014
Operating earnings (1)	$0.50	$0.57
Net earnings	$0.70	$0.66

(1)  See discussion below of non-GAAP financial measures.

Highlights for the quarter included:

•                  Combined ratio of 89.5, resulting in underwriting income of $17.6 million.

•                  3% decline in gross premiums written; net premiums written were flat.

•                  $7.1 million net increase in underwriting income resulting from favorable development in prior years’ loss reserves.

•                  Book value per share of $19.96, an increase of 2% from year end 2014.

“We are pleased with our results this quarter,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “We achieved an 89.5 combined ratio and 2% growth in book value per share, which reflect solid underwriting performance across all of our business segments.”

“The non-renewal of our crop reinsurance business and challenging pricing conditions in the property segment drove a slight decline in gross premiums for the quarter,” said Michael. “However, our quarterly results, and consistent financial performance over time, demonstrate the successful execution of our disciplined underwriting strategies by our talented team.”

Underwriting Income

RLI achieved $17.6 million of underwriting income in the first quarter of 2015 on an 89.5 combined ratio, compared to $22.5 million of underwriting income on an 86.0 combined ratio in the same quarter for 2014. Results for 2015 include $7.1 million in favorable development in prior years’ loss reserves, compared to $13.3 million in favorable development in prior years’ loss reserves in 2014.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income (1)	First Quarter
(in millions)	2015	2014
Casualty	$5.2	$6.1
Property	8.2	9.7
Surety	4.2	6.7
Total	$17.6	$22.5

	First Quarter
Combined Ratio	2015	2014
Casualty	94.7	93.3
Property	80.6	77.6
Surety	85.1	74.8
Total	89.5	86.0

(1)  See discussion below of non-GAAP financial measures.

—more—

Other Income

RLI’s net investment income for the quarter fell 0.6% to $13.5 million, compared to the same period in 2014. The investment portfolio’s total return was 1.0% for the quarter. The bond portfolio gained 1.7% in the quarter, while the equity portfolio’s return was -1.9%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $23.0 million for the quarter ($0.52 per share) compared to $46.7 million ($1.07 per share) for the same quarter in 2014.

Equity in earnings of unconsolidated investees was $4.2 million for the quarter compared to $3.4 million from the same period last year. These results are related to Maui Jim, Inc. ($3.7 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($0.5 million), a specialty E&S insurance company. For the first quarter of 2014, equity in earnings of unconsolidated investees from Maui Jim and Prime was $3.3 million and $0.1 million, respectively.

Dividend Paid in the First Quarter 2015

On March 20, 2015, the company paid an ordinary dividend of $0.18 per share, the same amount as the prior quarter. RLI’s cumulative dividends, including this recent payment, total more than $520 million paid over the last five years.

Non-GAAP Measures

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, April 21, 2015, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at http://edge.media-server.com/m/p/2hf94rhr.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2014.

RLI (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company. All of RLI’s subsidiaries are rated A+ “Superior” by A.M. Best Company, a distinction held by fewer than 10 percent of property and casualty insurance companies in the U.S. RLI has increased dividends for 39 consecutive years and delivered underwriting profits for 19 consecutive years. To learn more about RLI and its 50-year history of financial strength, visit www.rlicorp.com.

Media Contact

Aaron Jacoby, Vice President, Corporate Development
309-693-5880
Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2015	2014
	1st Qtr	1st Qtr
Operating Earnings Per Share	$0.50	$0.57

Specific items included in operating earnings per share: (1) (2)
• Favorable development in casualty prior years’ reserves	$0.11	$0.14
• Favorable development in property prior years’ reserves	$—	$0.02
• Favorable (unfavorable) development in surety prior years’ reserves	$(0.01)	$0.03
• Catastrophe impact - 2014 and prior events	$—	$0.01

(1) Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2) Reserve development reflects changes from previously estimated losses.

RLI CORP.

2015 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$169,003	$161,132	4.9%
Net investment income	13,495	13,582	-0.6%
Net realized investment gains	13,286	6,501	104.4%
Consolidated revenue	$195,784	$181,215	8.0%

Loss and settlement expenses	$80,861	$71,016	13.9%
Policy acquisition costs	58,973	55,051	7.1%
Other insurance expenses	11,531	12,533	-8.0%
Interest expense on debt	1,856	1,851	0.3%
General corporate expenses	2,244	2,198	2.1%
Total expenses	$155,465	$142,649	9.0%

Equity in earnings of unconsolidated investees	4,194	3,425	22.5%

Earnings before income taxes	$44,513	$41,991	6.0%
Income tax expense	13,915	13,022	6.9%
Net earnings	$30,598	$28,969	5.6%

Other comprehensive earnings (loss), net of tax	(7,595)	17,737	—
Comprehensive earnings	$23,003	$46,706	-50.7%

Operating earnings: (1)
Net earnings	$30,598	$28,969	5.6%
Less: Realized investment gains, net of tax	8,635	4,225	104.4%
Operating earnings	$21,963	$24,744	-11.2%

Return on Equity:
Net earnings (trailing four quarters)	15.5%	15.5%
Comprehensive earnings (trailing four quarters)	16.6%	14.7%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	43,992	43,674

EPS from operations (1)	$0.50	$0.57	-12.3%
Realized gains, net of tax	0.20	0.09	122.2%
Net earnings per share	$0.70	$0.66	6.1%
Comprehensive earnings per share	$0.52	$1.07	-51.4%

Cash dividends per share	$0.18	$0.17	5.9%

Net Cash Flow provided by (used in) Operations	$23,407	$(2,007)	—

(1) See discussion above of non-GAAP financial measures.

RLI CORP.

2015 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2015	2014	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,529,559	$1,495,087	2.3%
(amortized cost - $1,476,063 at 3/31/15)
(amortized cost - $1,448,204 at 12/31/14)
Equity securities	391,663	410,642	-4.6%
(cost - $191,993 at 3/31/15)
(cost - $193,535 at 12/31/14)
Other invested assets	11,402	11,597	-1.7%
Cash and cash equivalents	47,522	46,959	1.2%
Total investments and cash	$1,980,146	$1,964,285	0.8%

Premiums and reinsurance balances receivable	145,948	154,573	-5.6%
Ceded unearned premiums	49,011	53,961	-9.2%
Reinsurance recoverable on unpaid losses	336,747	335,106	0.5%
Deferred acquisition costs	65,247	65,123	0.2%
Property and equipment	42,458	42,549	-0.2%
Investment in unconsolidated investees	65,089	60,046	8.4%
Goodwill and intangibles	72,472	72,695	-0.3%
Other assets	23,446	27,204	-13.8%
Total assets	$2,780,564	$2,775,542	0.2%

Unpaid losses and settlement expenses	$1,150,795	$1,121,040	2.7%
Unearned premiums	388,776	401,412	-3.1%
Reinsurance balances payable	33,083	38,013	-13.0%
Funds held	53,713	51,481	4.3%
Bonds payable, long term debt	149,636	149,625	0.0%
Income taxes - deferred	79,356	82,285	-3.6%
Accrued expenses	33,902	63,148	-46.3%
Other liabilities	29,308	23,476	24.8%
Total liabilities	$1,918,569	$1,930,480	-0.6%
Shareholders’ equity	861,995	845,062	2.0%
Total liabilities & shareholders’ equity	$2,780,564	$2,775,542	0.2%

OTHER DATA

Common shares outstanding (in 000’s)	43,190	43,103

Book value per share	$19.96	$19.61	1.8%
Closing stock price per share	$52.41	$49.40	6.1%
Cash dividends per share - ordinary (annualized)	$0.72	$0.71	1.4%
Cash dividends per share - special	$—	$3.00	—

Statutory Surplus	$853,727	$849,297	0.5%

RLI CORP.

2015 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

		GAAP		GAAP		GAAP		GAAP
Three Months Ended March 31,	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2015

Gross premiums written	$113,907		$48,096		$28,564		$190,567
Net premiums written	95,867		38,443		27,007		161,317
Net premiums earned	98,768		42,118		28,117		169,003
Net loss & settlement expenses	58,633	59.4%	16,026	38.1%	6,202	22.1%	80,861	47.8%
Net operating expenses	34,863	35.3%	17,916	42.5%	17,725	63.0%	70,504	41.7%
Underwriting income	$5,272	94.7%	$8,176	80.6%	$4,190	85.1%	$17,638	89.5%

2014

Gross premiums written	$111,955		$58,153		$27,290		$197,398
Net premiums written	91,648		43,659		26,284		161,591
Net premiums earned	90,977		43,318		26,837		161,132
Net loss & settlement expenses	52,619	57.8%	15,398	35.5%	2,999	11.2%	71,016	44.1%
Net operating expenses	32,280	35.5%	18,242	42.1%	17,062	63.6%	67,584	41.9%
Underwriting income	$6,078	93.3%	$9,678	77.6%	$6,776	74.8%	$22,532	86.0%